EXHIBIT 10.33

Restated and Amended

IBG Treasury Stock Deed

By:

Meena Beri of 1 Doris Hirst Place, West Pennant Hills NSW 2125 (Meena)

114 Assets Inc. c/- of Lennox Paxton, 3 Bayside Executive Park West Bay Street and Blaker Road, Nassau, Bahamas (114 Assets)

collectively the Transferors.

And:

Innovative Beverage Group Limited ACN 625 701 420 having its registered office at 29 Anvil Road, Seven Hills NSW 2147 (IBG or the Company)

Background

A.       The Company is seeking to raise additional capital and apply to be admitted to NASDAQ. In order to facilitate an appropriate capital structure for a potential NASDAQ listing, the Company has previously entered the IBG Treasury Stock Deed with the Transferors pursuant to which the Company has provided a mechanism for the effective reduction of the current number of existing issued shares in the Company by 1 million shares (Initial Treasury Stock Deed).

B.       The Company has determined that it is desirable to further alter its capital structure for its potential NASDAQ listing, such that the current number of existing issued shares is effectively reduced by a total of 1.4 million shares (rather than the 1 million Shares pursuant to the terms of the Initial Treasury Stock Deed).

B.       The Transferors are founding shareholders of the Company and have agreed to reduce their shareholding in the Company to the extent described in Recital C to assist in the Company’s capital restructuring on the terms and conditions of this Deed.

Operative provisions

1.	The Treasury Stock

On execution of this Deed, to the extent they have not already done so pursuant to the Initial Treasury Stock Deed:

a.	Meena will transfer a total of 650,000 fully paid shares in the Company; and

b.	114 Assets will transfer a total of 750,000 fully paid shares in the Company,

collectively the “Treasury Stock” to the Company’s nominee (Nominee) to be held for the sole benefit of the Company as treasury stock and to be dealt with as the Company determines in its absolute discretion. The intention is that in due course the Company may seek shareholder approval to the selective buyback of that Treasury Stock for a nominal consideration.

2.	Transfer process

The Transferors agree to sign such documentation including without limitation the form of transfer of the Treasury Stock to the extent as described in clause 1 to the Company’s Nominee (Transfer) and the Transferors severally request, direct and authorise the IBG board of directors (Board) as the Transferors’ attorney and agent to take all steps necessary to effect such Transfer of the relevant Treasury Stock (to the extent as described in clause 1) to the Company’s Nominee including, without limitation:

a)	cancellation of the share certificate for the such Treasury Stock registered in the respective Transferor’s name;

b)	issue a new share certificate for that Treasury Stock in the name of the Company’s Nominee;

c)	remove the respective Transferor’s name from the Company’s Share Register as the owner of that Treasury Stock;

d)	enter the name of the Company’s Nominee in the Company’s Share Register as the owner of the relevant Treasury Stock; and

e)	file all documents as required by the Australian Securities and Investments Commission to record this transfer of the relevant Treasury Stock to the Company’s Nominee.

3.	Opportunity for independent advice

Each of the Transferors jointly and severally agree and represent to the Company that:

(a)	the transfer of the Treasury Stock by each of the Transferors to the Company’s Nominee is unconditional, irrevocable and to be effective immediately on the parties signing this deed;

(b)	the Transferors are not owed any further consideration whatsoever from the Company or the Company’s Nominee with respect to this transfer of that Treasury Stock to the Company’s Nominee pursuant to this deed;

(c)	this Deed has been entered into voluntarily by each of the Transferors;

(d)	each of the Transferors has been given the opportunity to take their own legal, taxation and financial advice as to the nature, effect and extent of this Deed;

(e)	none of the Company or any of its officers, agents or advisers have provided any advice to the Transferors or made any promise, representation or inducement or been party to any conduct material to the entry into this Deed by the Transferors;

(f)	there is no guarantee that the Company will be listed on NASDAQ or that there will be any secondary market or trading in the Company’s shares; and

(g)	the Transferors are aware that the Company is relying upon these representations in entering into this Deed.

4.	No adverse construction

This Deed is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

5.	Severability

If any provision of this Deed offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a)	where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b)	in any other case the offending provision must be severed from this Deed, in which event the remaining provisions of the Deed operate as if the severed provision had not been included.

6.	No variation

This Deed cannot be amended or varied except in writing signed by the parties.

7.	Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

8.	Further assurances

Each party must do all things necessary to give full effect to this Deed and the transactions contemplated by this deed.

9.	Governing law and jurisdiction

This Deed is governed by and must be construed in accordance with the laws in force in Victoria. The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this deed, its performance or subject matter.

Executed as a deed on …………………….

Signed Sealed and Delivered by Meena Beri in the presence of:	) ) )

Signature

Signature of witness

Signed for and on behalf of 114 Assets Inc. by its authorised signatories:	) ) ) )

Signature		Signature

Name: (please print above)		Name: (please print above)

Signed for and on behalf of Innovative Beverage Group Limited ACN 625 701 420 in accordance with Section 127 (1) of the Corporations Act 2001 (Cth):	) ) ) )

Signature of Director		Signature of Director/ Secretary

Name of Director (please print above)		Name of Director/Secretary (please print above)

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